EXHIBIT 23

                       Independent Auditors' Consent

The Board of Directors
Sealed Air Corporation:

We consent to incorporation by reference in Registration Statement No. 33-41734 on Form S-8, Registration Statement No. 333-341 on Form S-3, Registration Statement No. 333-03985 on Form S-8, Registration Statement No. 33-57441 on Form S-3, Registration Statement No. 33-58843 on Form S-3, Registration Statement No. 333-7297 on Form S-3 and Registration Statement No. 333-7311 on Form S-3 of Sealed Air Corporation of our report dated January 20, 1998, except for note 2 which is as of March 23, 1998, relating to the consolidated balance sheets of Sealed Air Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and related consolidated financial statement schedule, which report appears in the December 31, 1997 annual report on Form 10-K of Sealed Air Corporation.



                                             KPMG Peat Marwick LLP

Short Hills, New Jersey
March 27, 1998